UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01. Other Events.

On April 20, 2016, pursuant to Article III, Section 6 of the Company’s Bylaws, Sonoco’s Board of Directors voted to extend the service of Harris E. DeLoach, Jr., on the Board beyond the automatic retirement age of 72, until the end of his current term ending in April 2018.

Mr. DeLoach is Executive Chairman and will reach the age of 72 in August of 2016. The Board’s Governance and Nominating Committee determined Mr. DeLoach’s continued service on the Board of Directors, beyond age 72 and until the end of his current term, would be in the best interests of the Company based on his special attributes.  Those attributes include, among others, serving as the Company’s former President and Chief Executive Officer for 13 years (from January 2000 through March 2013), and serving as Chairman of the board for 11 years (starting in 2005). The Board of Directors, not including Mr. DeLoach, voted unanimously to approve the extension, and Mr. DeLoach agreed to continue his service until the end of his current term in April 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: April 25, 2016	By:	/s/ Barry L. Saunders
Barry L. Saunders
Senior Vice President and Chief Financial Officer